UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 14, 2014

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INVISA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1800 2nd Street, Suite 965

Sarasota, FL 34236

(Address of principal executive offices)

(941) 870-3950

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 14, 2014, the Company announced in a Press Release that it had entered into a non-binding Letter of Intent to potentially acquire all of the outstanding capital stock of Uniroyal Engineered Products, LLC, a Delaware limited liability company, and Engineered Products Acquisition Limited, a U.K. private company, which is the sole owner of Wardle Stories Group Limited. Both Uniroyal and Wardle Stories are actively engaged in manufacturing and selling textured coatings materials used in the automotive, marine, furniture and hospitability industries. The consummation of the transactions contemplated by the Letter of Intent is subject to significant and material conditions including, but not limited to, completion of due diligence and entry into definitive purchase agreements. No assurance can be given that the Letter of Intent will result in the Company entering into a definitive material agreement to acquire either of these entities or that any such acquisition will be consummated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 14, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

	By:	/s/ Edmund C. King
Date: March 14, 2014		Edmund C. King
Chief Financial Officer

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